    As filed with the Securities and Exchange Commission on September 17, 2007
Registration No. 333-72666

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
________________________________

FIRSTWAVE TECHNOLOGIES, INC.
(Exact name of issuer as specified in its charter)

Georgia	58-1588291
(State of Incorporation)	(I.R.S. Employer Identification Number)

7000 Central Parkway NE
Suite 330
Atlanta, GA 30328
(678) 672-3100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________________

Richard T. Brock
President and Chief Executive Officer
Firstwave Technologies, Inc.
7000 Central Parkway NE
Suite 330
Atlanta, GA 30328
(678) 672-3100
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

Ward S. Bondurant, Esq.
Travis T. Townsend, Jr., Esq.
Morris, Manning & Martin, L.L.P.
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326
(404) 233-7000
________________________________

DEREGISTRATION OF UNSOLD SECURITIES

Firstwave Technologies, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-3 Registration Statement (this “Post-Effective Amendment”) to withdraw and remove from registration the unissued and unsold securities previously registered by the Company pursuant to its Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 1, 2001 (Registration No. 333-72666) (the “Registration Statement”).

The Company hereby removes from registration all of the securities registered under the Registration Statement that remain unsold as of the date hereof. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 17th day of September, 2007.

FIRSTWAVE TECHNOLOGIES, INC. By: /s/ Richard T. Brock
Richard T. Brock Chief Executive Officer